James E. Scheifley & Associates, P.C.
Certified Public Accountants
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April 8, 1998

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re:   Gaming Ventures Corp., U.S.A.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1)  We have read the Company's response to Item 4 of Form 8-K dated April 2,
1998.

(2) We agree with the statements concerning our firm contained in the response.

(3) We have no basis to agree or disagree with other statements of the Company contained in the Form 8-K.

Sincerely,

/s/  James E. Scheifley & Associates, P.C.
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James E. Scheifley & Associates, P.C.
(formerly Winter Scheifley & Associates, P.C.)


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5299 DTC Boulevard                        Phone (303) 290-0101
Suite 300                                 FAX (303) 694-6761
Englewood, Colorado 89111                 E-mail wsapc@henge.com